EXHIBIT 99.2


                  IDB COMMUNICATIONS GROUP, INC.
                 10525 West Washington Boulevard
                  Culver City, California  90232



                                              April 20, 1994


Peoples Telephone Company, Inc.
2300 N.W. 89th Place
Miami, Florida 33172

Attention: Jeffrey Hanft
  Chief Executive Officer

     Re:          Proposed Merger of Peoples Telephone Company,
                  Inc. and IDB Communications Group, Inc.


Gentlemen:

This letter of intent sets forth certain non-binding understandings and certain binding agreements between Peoples
Telephone Company, Inc. ("PTC") and IDB Communications Group,
Inc. ("IDB"), regarding a possible merger between PTC and IDB.

1. The following paragraphs in this Section 1 reflect our mutual understanding of the matters described in them, but do not constitute a complete statement of, or a legally binding or enforceable agreement or commitment with respect to, the matters described therein:

1.1 The Merger. The transaction would be effected by a merger (the "Merger") of PTC and IDB (or a wholly owned subsidiary of IDB) pursuant to which each outstanding share of common stock, $.01 par value, of PTC (the "PTC Common Stock") would be converted into 1.10 shares of common stock, $.01 par value, of IDB (the "IDB Common Stock"); provided, however, that the maximum aggregate market value of IDB Common Stock (calculated based on the average of market prices during a 20 trading day period prior to closing (the "Pre-Closing Trading Period")) required to be issued in exchange for PTC Common Stock in connection with the Merger (including all shares of PTC Common Stock issuable upon conversion of outstanding options, warrants and similar rights) shall not exceed $391 million; provided further, however, that in the event that the per share price of IDB Common Stock (calculated based on the average of market prices during the Pre-Closing Trading Period) is less than $16.00 per share prior to closing, PTC shall have the absolute right, but not the obligation, to terminate the merger agreement and abandon the Merger (a "Price Termination"). In the event PTC so elects to effect a Price Termination, IDB shall promptly reimburse PTC for all of its fees and out-of-pocket costs and expenses reasonably incurred through the date of termination directly in connection with considering, pursuing or consummating the definitive transaction agreement, the Merger and the transactions contemplated hereby and thereby (the "PTC Expenses"). Except as otherwise provided in existing contractual arrangements providing for or permitting the vesting and/or exercise of options or warrants as a result of or in connection with the Merger or the other transactions contemplated by this letter of intent, all outstanding options and warrants to purchase PTC Common Stock will be assumed by IDB and become exercisable for IDB Common Stock at the same ratio as is applicable to the exchange of PTC Common Stock for IDB Common Stock in connection with the Merger.

1.2 Definitive Agreement. IDB and PTC will promptly proceed to negotiate and enter into a definitive transaction agreement, containing customary and mutually satisfactory representations and warranties, covenants, conditions and other agreements (which terms and provisions will generally be parallel for IDB and PTC). There will be no condition to closing relating to financing commitments or arrangements. The parties will endeavor to perform substantial due diligence prior to entering into the definitive agreement, with a view to providing for as few and limited conditions to closing of the Merger as practicable. The form and substance of the definitive agreement must be satisfactory to both parties.

1.3     Accounting and Tax Matters.   It is intended by the
parties that the Merger, for accounting purposes, will be accounted for as a "pooling of interests" and, for federal income tax purposes, will qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code.

1.4 Approvals. The definitive agreement will require the prior approval of the boards of directors of each party. The Merger will be conditioned upon, among other customary conditions, the requisite approval of the shareholders of both parties and the receipt of required and material regulatory approvals and orders.


2. Upon the execution of the counterpart to this letter by you, the following paragraphs in this Section 2 shall constitute the legally valid and binding agreements of each party, enforceable against each such party in accordance with their terms:

2.1    Access.    Subject to the terms of the Confidentiality
Agreement between the parties dated March 10, 1994 (the "Confidentiality Agreement"), and subject to any applicable regulatory requirements, each party (and its subsidiaries) will afford the other's employees, auditors, legal counsel, financial advisor and other authorized representatives full access to their respective filings (regulatory, securities, tax and other, other than non-material filings), properties, books, contracts, commitments, plans and records, and to such other documents, information and data as the other may reasonably request, to facilitate the other's ability to perform due diligence and inspect and investigate such party's operations, business, prospects, condition (financial and other), liabilities, commitments and related matters. Each party will conduct this inquiry and investigation in a reasonable manner during regular business hours.

2.2 Reasonable Efforts. The parties will exchange information, conduct due diligence and negotiate the possible definitive agreement in good faith, and shall use their reasonable efforts to arrive at a mutually acceptable definitive agreement on the earliest practicable date.

2.3 Costs and Expenses. Except for IDB's obligation to reimburse PTC for its PTC Expenses in the event of a Price Termination and in certain other events resulting in a termination of the definitive agreement and abandonment of the Merger (which other events shall be set forth in the definitive agreement), all fees, costs and expenses incurred in connection with considering, pursuing or consummating the definitive agreement, the Merger and the transactions contemplated hereby and thereby shall be borne and paid solely by the party incurring such fees, costs and expenses.

2.4 Public Statements. All press releases or other written public communications of any sort announcing this letter of intent or the agreements or transactions described herein (the "Initial Releases") will be subject to the approval of both parties, which approval shall not be unreasonably withheld. IDB and PTC shall consult with each other with respect to, and provide to each other forms of, and use all reasonable means to mutually agree upon, any other press releases or written public communications relating to this letter of intent or the agreements or transactions described herein. Prior to the time, if any, that a definitive agreement is entered into between the parties, all public statements, releases and announcements by either party regarding this letter of intent or the agreements or transactions described herein shall be confined to the matters described herein and in the Initial Releases, unless the parties, prior to the release or issuance of any such other or different statement, release or announcement, shall have consulted with one another with respect to, and shall have used all reasonable efforts to mutually agree upon, any such other or different statement, release or announcement.

2.5     Effect of Letter.  Except for the provisions of this
Section 2, this letter of intent is not intended to be, and shall not be deemed to be, a legally binding or enforceable commitment or agreement of any party hereto, and is not a commitment or agreement to enter into a definitive transaction agreement providing for the Merger. All obligations and commitments to proceed with a transaction between the parties shall be contained solely in a definitive transaction agreement executed and delivered by both parties. Each of IDB and PTC agrees not to institute or participate in any proceeding or action seeking to establish a contrary position. This letter of intent supersedes all prior or other agreements and understandings between the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall survive the execution and delivery hereof. Upon the execution and delivery of a definitive transaction agreement by both parties, this letter of intent shall automatically and immediately terminate and become null, void and of no further force or effect.

2.6 Term. This letter of intent, unless extended by written agreement of both parties, shall terminate at midnight, Eastern
(Daylight) time, on Wednesday, May 25, 1994.

If you are in agreement with the terms and conditions of this letter of intent, please so signify by signing and dating the enclosed duplicate original of this letter of intent, and returning it to us at the above address. Receipt of signed counterparts by facsimile will bind the parties as if such were fully executed originals.

                           Sincerely,

                          IDB COMMUNICATIONS GROUP, INC.



                          By:  \s\ Edward R. Cheramy
                               Edward R. Cheramy
                               President

Accepted and Agreed:

PEOPLES TELEPHONE COMPANY, INC.



By:  \s\ Jeffrey Hanft
     Jeffrey Hanft
     Chief Executive Officer